UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2015

AR Capital Acquisition Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36669	47-1434549
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

405 Park Avenue — 14th Floor
New York, New York 10022

(Address, including zip code, of principal executive offices)

(212) 415-6500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07    Submission of Matters to a Vote of Security Holders.

On December 14, 2015, AR Capital Acquisition Corp. (the “Company”) held its 2015 annual meeting of stockholders (the “Annual Meeting”). As of October 20, 2015, the record date for the Annual Meeting, there were 30,000,000 shares of common stock of the Company issued and outstanding and entitled to vote at the Annual Meeting.

The following is a brief description of each proposal voted upon at the Annual Meeting and the results of the vote on each proposal.

Proposal No. 1 - Election of One Class I Director to Serve Until the 2018 Annual Meeting and Until His Successor is Duly Elected and Qualified

The following director nominee was elected as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Dr. Robert J. Froehlich	13,773,257 (58.6%)	7,897,650 (33.6%)	1,833,250 (7.8%)

Proposal No. 2 - Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2015

The Company’s stockholders of record ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 as follows:

Votes For	Votes Against	Abstentions
21,550,334 (91.7%)	0 (0.0%)	1,953,823 (8.3%)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AR Capital Acquisition Corp.

	By:	/s/ William M. Kahane
Dated: December 16, 2015		Name: William M. Kahane
Title: Chief Executive Officer